Exhibit 99


                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE

      CRIIMI MAE Commercial Mortgage Trust Series 1998-C1 New CMBS Ratings

Rockville, MD, September 24, 2004 - - CRIIMI MAE Inc. (NYSE: CMM) today announced that Standard & Poor's Ratings Services (S&P) raised the ratings on eight classes of certificates, lowered the ratings on two classes of certificates and affirmed the ratings on two classes of certificates issued by CRIIMI MAE Commercial Mortgage Trust Series 1998-C1 (CRIIMI MAE 1998-C1, also referred to as CBO-2 in the Company's SEC filings).

S&P announced on September 22, 2004 that it had raised the ratings on four publicly offered classes of certificates from CRIIMI MAE 1998-C1 as follows:

            -----Rating-----
 Class      To         From
 -----      --         ----
 A-1        AAA        A+
 A-2        AAA        A+
 B          AAA        BBB+
 C          AAA        BBB

S&P stated in its release that the raised ratings reflect the continued seasoning of the underlying mortgage pools and S&P's future loss expectations. S&P further stated that they evaluated the specially serviced loans, the delinquent loans, and other relevant information provided by CRIIMI MAE Services L.P., the Company's servicing subsidiary, in its surveillance review and the result of the analysis adequately supports the raised ratings.

In addition, S&P changed the following ratings in effect for the CRIIMI MAE 1998-C1 certificates that were not initially publicly offered:

            -----Rating-----
 Class      To         From
 -----      --         ----
 D-1        BBB-       BB+
 D-2        BBB-       BB+
 E          BB+        BB
 F          BB         BB-
 H-1        B-         B
 H-2        B-         B

The Class G certificate and the rated portion of the owners trust certificates of CRIIMI MAE 1998-C1 were affirmed at B+ and CCC, respectively.

Certificate  ratings are just one of various  factors that the Company uses to determine the fair values of its CMBS portfolio. As more fully described in the Company's SEC report on Form 10-Q in Notes 3 and 4 for the quarter ended June 30, 2004, the determination of fair values for its CMBS portfolio is also impacted by, among other factors, U.S. Treasury yields, CMBS spreads and the credit fundamentals of the commercial properties securing each pool of underlying commercial mortgage loans. At each quarter, the Company takes these factors into consideration in the fair value determination which when compiled and evaluated in total may increase or decrease the fair value of the Company's CMBS. Therefore, the Company's analysis of the changed ratings will be reflected in its determination of the fair value of the CMBS at the end of the current quarter.

CRIIMI MAE Inc. is a commercial mortgage company structured as a REIT. CRIIMI MAE owns and manages a significant portfolio of commercial mortgage-related assets. Historically, CRIIMI MAE's primary focus was acquiring high-yielding, non-investment grade commercial mortgage-backed securities (subordinated CMBS). The Company's investment focus for the balance of 2004 and beyond is an origination-based plan for new business.

For further information about the Company, see the Company's Web site: www.criimimaeinc.com. Shareholders and securities brokers should contact Shareholder Services at (301) 816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at
(202) 546-6451, e-mail pastore@ix.netcom.com.

Note: Forward-looking statements or statements that contain the words "believe," "anticipate," "expect," "contemplate," "may," "will" and similar and projections contained in this release involve a variety of risks and uncertainties. These risks are set forth from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the most recent year and Quarterly Report on Form 10-Q for the most recent quarter. Such statements are subject to these risks and uncertainties, which could cause actual results to differ materially from those anticipated. CRIIMI MAE assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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